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                                                                     EXHIBIT 4.1

                          MINNESOTA SECRETARY OF STATE

[SEAL]
                    AMENDMENT OF ARTICLES OF INCORPORATION


READ INSTRUCTIONS LISTED BELOW, BEFORE COMPLETING THIS FORM.

1. Type or print in black ink.
2. There is a $35.00 fee payable to the Secretary of State for filing this "Amendment of Articles of Incorporation."
3. Return Completed Amendment Form and Fee to the address listed on the bottom of the form.


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CORPORATE NAME: (List the name of the company prior to any desired name change)


VERSO TECHNOLOGIES, INC.
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This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.


                                   -----------------------------------
                                   Format (mm/dd/yyyy)

The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 1)

                                  ARTICLE III

Section 3.1

This corporation shall have the authority to issue an aggregate of Two Hundred Million (200,000,000) shares of Common Stock, each with $.01 par value per share. Such shares shall be designated as this corporation's "Common Stock."



This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.


                                   /s/ Juliet M. Reising
                                   ----------------------------------------
                                       (Signature of Authorized Person)


Name and telephone number of contact person:  Juliet M. Reising  (678) 589-7141
                                            ---------------------
                                            Please print legibly

All of the information on this form is public and required in order to process this filing. Failure to provide the requested information will prevent the Office from approving or further processing this filing.

If you have any questions please contact the Secretary of State's office at
(651) 296-2803.

RETURN TO:       Secretary of State
                 180 State Office Bldg., 100 Constitution Ave.
                 St. Paul, MN 55155-1299, (651) 296-2803


                               STATE OF MINNESOTA
                              DEPARTMENT OF STATE
                                     FILED
                                  NOV 16 2001
                               /s/ Mary Kiffmeyer
                               Secretary of State